EXHIBIT 16

DWS ADVISOR FUNDS

DWS VARIABLE SERIES I

DWS INTERNATIONAL FUND, INC.

Power of Attorney

We, the undersigned Trustees/Directors of DWS Advisor Funds, DWS Variable Series I and Directors of DWS International Fund, Inc. (collectively, the “Funds”), hereby severally constitute and appoint John Millette and Caroline Pearson, and each of them singly, our true and lawful attorney and agent, with full power to them and to each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 for the Funds listed on Exhibit A hereto and any and all amendments (including pre-effective and post-effective amendments) to such Registration Statements, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys, and each of them acting alone, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that such attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

SIGNATURE	TITLE	DATE

/s/ Henry P. Becton, Jr.	Trustee/Director	July 17, 2006
Henry P. Becton, Jr.

/s/ Dawn-Marie Driscoll	Trustee/Director	July 17, 2006
Dawn-Marie Driscoll

/s/ Keith R. Fox	Trustee/Director	July 17, 2006
Keith R. Fox

/s/ Kenneth C. Froewiss	Trustee/Director	July 17, 2006
Kenneth C. Froewiss

/s/ Martin J. Gruber	Trustee/Director	July 17, 2006
Martin J. Gruber

/s/ Richard J. Herring	Trustee/Director	July 17, 2006
Richard J. Herring

/s/ Graham E. Jones	Trustee/Director	July 17, 2006
Graham E. Jones

/s/ Rebecca W. Rimel	Trustee/Director	July 17, 2006
Rebecca W. Rimel

/s/ Philip Saunders, Jr.	Trustee/Director	July 17, 2006
Philip Saunders, Jr.

/s/ Axel Schwarzer	Trustee/Director	July 17, 2006
Axel Schwarzer

	Trustee/Director	July 17, 2006
William N. Searcy, Jr.

/s/ Jean Gleason Stromberg	Trustee/Director	July 17, 2006
Jean Gleason Stromberg

/s/ Carl W. Vogt	Trustee/Director	July 17, 2006
Carl W. Vogt

Exhibit A

Registration Statements on Form N-14:

1.	Registration Statement of DWS Advisor Funds on Form N-14 relating to the proposed reorganization of Tax-Exempt New York Money Market Fund, a series of Investors Municipal Cash Fund, into New York Tax Free Money Fund, a series of DWS Advisor Funds.

2.	Registration Statement of DWS Variable Series I on Form N-14 relating to the proposed reorganization of DWS Templeton Foreign Value VIP, a series of DWS Variable Series II, into DWS International VIP, a series of DWS Variable Series I.

3.	Registration Statement of DWS Variable Series I on Form N-14 relating to the proposed reorganization of DWS Mercury Large Cap Core VIP, a series of DWS Variable Series II, into DWS Growth & Income VIP, a series of DWS Variable Series I.

4.	Registration Statement of DWS Variable Series I on Form N-14 relating to the proposed reorganization of each of DWS Legg Mason Aggressive Growth VIP, DWS Oak Strategic Equity VIP and DWS Janus Growth Opportunities VIP, each a series of DWS Variable Series II, into DWS Capital Growth VIP, a series of DWS Variable Series I.

5.	Registration Statement of DWS International Fund, Inc. on Form N-14 relating to the proposed reorganization of DWS Pacific Opportunities Fund, a series of DWS International Fund, Inc., into DWS International Fund, a series of DWS International Fund, Inc.